SECURITIES AND EXCHANGE COMMISSION

                              Washington D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


                                  June 15, 2006
                                (Date of Report)
                        (Date of earliest event reported)

                             JOHN WILEY & SONS, INC.
             (Exact name of registrant as specified in its charter)

                                    New York
                    (State or jurisdiction of incorporation)

0-11507                                       13-5593032
------------------------------                ----------------------------------
Commission File Number                        IRS Employer Identification Number

111 River Street, Hoboken NJ                  07030
--------------------------------------        ----------------------------------
Address of principal executive offices        Zip Code

Registrant's telephone number,
including area code:                          (201) 748-6000
                                              ----------------------------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
      [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
      [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
      [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
      [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))


                  This is the first page of a 16-page document.

ITEM 9:        REGULATION FD DISCLOSURE

               The information in this report is being furnished (i) pursuant to Regulation FD, and (ii) pursuant to item 12 Results of Operation and Financial Condition (in accordance with SEC interim guidance issued March 28, 2003). In accordance with General Instructions
               B.2 and B.6 of Form 8-K, the information in this report shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the
               Securities Act of 1934, as amended. The furnishing of the information set forth in this report is not intended to, and does not, constitute a determination or admission as to the materiality or completeness of such information.

               On June 15, 2006, John Wiley & Sons Inc., a New York corporation (the "Company"), issued a press release announcing the Company's financial results for the fourth quarter of fiscal year 2006. A copy of the Company's press release is attached hereto as Exhibit
               99.1 and incorporated.

Exhibit No.    Description

99.1           Press  release  dated  June 15, 2006 titled "John Wiley and Sons,
               Inc., Reports Revenues and Earnings Growth for the Fourth Quarter" (furnished and not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and not deemed incorporated by reference in any filing under the Securities Act of 1934, as amended).

Ellis E. Cousens
Executive Vice President,
Chief Financial & Operations Officer
(201) 748-8534


                         John Wiley & Sons, Inc. Reports
                  Record Revenue, Operating Income, and EPS in
                                Fiscal Year 2006


Hoboken, NJ, June 15, 2006 -- John Wiley & Sons, Inc. (NYSE: JWa) (NYSE: JWb) announced today record revenue, operating income, and EPS for fiscal year 2006. Full-year revenue increased 7% to $1.0 billion, or 8% excluding foreign currency effects. Operating income of $153 million advanced 8%, or 9% excluding foreign currency effects. Earnings per diluted share of $1.61 rose 10%, excluding certain favorable tax adjustments noted below. Including the tax adjustments, earnings per diluted share for the year rose 37% to $1.85 per diluted share. All of Wiley's businesses around the world contributed to the year-on-year revenue and operating income growth.

"As Wiley approaches its bicentennial in 2007, I am proud to report that the Company reached another significant milestone in fiscal year 2006, revenue of $1 billion. This milestone and record levels of operating income and EPS, reflect Wiley's competitive strengths - our highly regarded global brands and must-have content; our ability to adapt and innovate to serve customers better; and an effective blend of long-term vision and operational excellence," said William J. Pesce, President and Chief Executive Officer.

"Wiley's greatest strength is our unique culture, which enables us to attract and retain an extraordinary team of committed and creative colleagues. In a recent survey to which 97% of our colleagues around the world responded, they identified commitment, trust and respect, and teamwork as characteristics that distinguish Wiley. In addition, for the second consecutive year, Wiley was recognized by FORTUNE magazine in its list of 100 Best Companies to Work For," he continued.

Mr. Pesce concluded, "We are pleased with our performance in fiscal year 2006 and well positioned to capitalize on growth opportunities. Based on leading indicators and market conditions, we anticipate fiscal year 2007 revenue growth in the mid-single digits and EPS growth in the high single digits, excluding tax adjustments."

In fiscal year 2006, the Company generated $150 million in free cash flow. During the year, free cash flow of $109 million was used to acquire 2.8 million shares of Class A common stock; for the acquisition of publishing assets in several transactions aggregating to $31 million; for the payment of $21 million in cash dividends to shareholders; and $33 million for debt repayment.

The Company's management evaluates performance based on several measures, including non-GAAP measure of free cash flow, as presented in the attached financial schedules. The Company believes free cash flow is an important measure of the financial strength of its business. Since free cash flow is not calculated in accordance with GAAP, it should not be considered as a substitute for other GAAP measures as an indicator of operating performance.

For the fourth quarter, revenue increased over the previous year by 10% to $267 million, or 12%, excluding foreign currency effects. Operating income improved 14% to $22.9 million, or 16% adjusted for foreign currency. All of Wiley's businesses contributed to the strong fourth quarter. Fully diluted earnings per share for the fourth quarter advanced 25% to $0.25, excluding the tax adjustment noted below.

Tax adjustments
---------------
As previously discussed in the Company's Annual Report filed on Form 10-K for fiscal year 2005, pursuant to guidance issued by the Internal Revenue Service in May 2005, the Company recorded a tax benefit of approximately $7.5 million, or $0.12 per diluted share, in the first quarter of fiscal year 2006, and reduced income taxes due on the fiscal year 2005 repatriation of earnings from its European subsidiaries. The tax benefit offsets a tax charge of $7.5 million recorded in the fourth quarter of fiscal year 2005, neither of which had a cash impact to the Company. A $6.8 million, or $0.11 per diluted share, tax benefit related to the favorable resolution of certain tax matters with tax authorities was also reported for the full year ending April 30, 2006. The Company's management excludes these tax items for comparative purposes so as to not distort the underlying operating performance of the Company.


Segment Highlights

Professional/Trade (P/T)
------------------------
Revenue growth of Wiley's U.S. P/T business accelerated throughout fiscal year 2006, culminating in a strong fourth quarter. Revenue for the full year advanced 9% to $380 million, while the fourth quarter's revenue reached a record $106 million, 13% over the same period during the previous year. Virtually all of P/T's publishing categories and sales channels contributed to the strong results, with standout performances by the technology, business, finance and architectural programs, as well as global rights and website advertising. P/T's finance and leadership programs, as well as the Sybex acquisition and the popularity of the Sudoku for Dummies series, helped to deliver the record-setting results.

Direct contribution to profit was up 5% for the year and 1% for the quarter. The improvement in top-line results was partially offset by higher inventory costs and the timing of performance-based compensation in the fourth quarter.

A number of successful titles led the way, notably The Little Book That Beats the Market by Joel Greenblatt; Sudoku For Dummies, Volumes 1-3 by Andrew Herron and Edmund James; Weight Watcher's New Complete Cookbook; Betty Crocker
Cookbook: Everything You Need to Know to Cook Today; and Hedgehogging by Barton Biggs. Several perennial favorites and new titles also made significant contributions, including Five Dysfunctions of a Team by Patrick Lencioni; his new title, Silos, Politics, and Turf Wars; Automatic Wealth by Michael Masterson; and The Party of the Century: The Fabulous Story of Truman Capote and His Black and White Ball by Deborah Davis. A new series, Frommer's Day by Day, and the first Frommers.com Podcast, successfully extended this key brand.

Media attention was particularly focused on a number of titles tied to current affairs (Bird Flu by Marc Siegel and The Global Class War by Jeff Faux); popular products (The Bear Necessities of Business: Building a Company with Heart by Maxine Clark and Amy Joyner at the flagship Build-a-Bear store); or movies (Party of the Century by Deborah Davis which capitalized on the success of the movie, Capote, as well as well-known authors (The Poker Face of Wall Street, Aaron Brown and Hedgehogging by Barton Biggs). Aggressive marketing kept Wiley brands and titles in the public eye, including a major advertising campaign for Little Book That Beats the Market in The Wall Street Journal and Bloomberg radio; the annual For Dummies month promotions; and a pay-per-view webcast with Amazon.com, featuring author Pat Lencioni.

More than 800 articles were adapted from the For Dummies text for licensing with Yahoo Tech, a new website that provides consumers with plain-English advice and information on technology. Another agreement with Microsoft was signed to license content from seven of Wiley's top cookbooks, including How to Cook Everything by Mark Bittman, Cooking at Home with The Culinary Institute of America, and Mr. Boston: Official Bartender's and Party Guide by Mr. Boston, Anthony Giglio and Steven McDonald.

Mark Bittman received a James Beard Foundation Media Broadcast Award in the category National Television Food Show for his work as host of the PBS series, How to Cook Everything, which is tied in with the Wiley title of the same name. The Handbook of Human Resources Management in Government by Stephen Condrey won "Best Public Sector Human Resources Management Book" award of the American Society for Public Administration. Lee Shulman, President of the Carnegie Foundation for the Advancement of Teaching, won the prestigious Grawemeyer Award in Education for 2006 for The Wisdom of Practice.

Acquisitions completed earlier in the fiscal year included substantially all the publishing assets of Sybex Inc., a global publisher of technology titles.

Scientific, Technical, and Medical (STM)
----------------------------------------
Wiley's U.S. STM business delivered consistently excellent results throughout fiscal year 2006, growing revenue over prior year by 8% to $206 million. Direct contribution to profit also rose by 8% for the year. Fourth quarter revenue of $58 million advanced 7% over the previous year's fourth quarter. Direct contribution to profit in the fourth quarter increased by 1% as higher revenue was partially offset by higher selling and marketing costs principally due to timing.

Subscription and non-subscription revenue from journal backfiles, advertising, and commercial reprints contributed significantly to these results. The reference book program completed its second year of strong growth driven by strong title output and global market strength. STM also benefited from recent acquisitions of Dialysis and Transplantation, a medical journal and InfoPOEMs, a provider of evidence-based medicine content.

Wiley  InterScience,  the Company's  online service,  reached a milestone midway through the fiscal year: more than one million journal articles are now available online. The value of this growing body of literature to the global research community can be quantified in the concurrent increase in the number of users, as well as the number of manuscripts submitted for publication. In fiscal year 2006, US STM received approximately 9% more journal manuscripts and published 8% more journal pages than the previous year. During the fourth quarter, over 16 million visits to Wiley InterScience were recorded, representing a 30% increase over the same period in the previous year. In addition, more people gained access to Wiley InterScience by taking advantage of alternate purchasing programs, such as Pay-Per-View, which began offering individual article sales from the growing backfile collection during this year. At the end of the fiscal year, Wiley participated with Microsoft in the launch of Windows Live Academic Search pilot, which improves the search capabilities of journal content from Wiley and ten other major STM publishers.

Important publications during the fourth quarter include the inaugural issue of a pharmaceutical-company sponsored Chinese-language digest version of Hepatology; the Physics and Astronomy Backfile, which includes the oldest journal published by Wiley, Annalen der Physik, founded in 1799; the first two issues of the Journal of Hospital Medicine; and a refurbished Annals of Neurology. Also released during the quarter were the new 18th edition of the Merck Manual; the 8th edition of The Wiley Registry of Mass Spectral Data; and a wide array of single and multi-volume reference works.

During the fourth quarter, the Company reached an agreement with the Institute of Electrical and Electronics Engineers of Japan to publish a new English-language journal, IEEJ Transactions; extended its long-term publishing agreement for the Journal of Research in Science Teaching; and began publication of the Journal of Orthopedic Research in partnership with the Orthopedic Research Society.

Higher Education
----------------
Wiley's U.S. Higher Education business increased 4% to $156 million in fiscal year 2006. Continuing to build on the strength experienced in the third quarter, fourth quarter revenue advanced 15% to $23 million compared to the previous year's quarter. Higher Education's direct contribution to profit for the year and quarter improved $2 million over the prior year periods.

The mathematics, life sciences, engineering and computer science programs performed extremely well during the quarter and year, with strong showings by Tortora/Principles of Anatomy and Physiology; Black/Microbiology; Voet/Fundamentals of Biochemistry; Hughes-Hallet/Calculus; Anton/Calculus; Munson/Fluid Mechanics; and Horstman/Big Java.

WileyPLUS continued to gain traction during fiscal year 2006, as more students and faculty around the world chose to use its customizable multi-format suite of content, teaching and learning tools to help them do homework, study for tests, assess coursework, and administer classes. During the fiscal year the number of adoptions and units sold worldwide increased significantly over the previous year.

Wiley has developed a wide array of products at varied price points. The Company is now offering over 50 titles in Wiley Desktop Editions, which are in downloadable e-text format, intended for students who want lower-priced versions of textbooks. Wiley began to produce Desktop Editions in partnership with VitalSource Technologies, Inc. during the second quarter and expects to nearly double the number of titles in the program by calendar year-end.

Soon after the end of the fiscal year, Wiley became Microsoft's sole publishing partner worldwide for all Microsoft Official Academic Course (MOAC) materials. Microsoft and Wiley will collaborate on a new co-branded series of textbook and e-learning products for the higher education market, to be released under Wiley-Microsoft logos. Wiley will also assume responsibility for the sale of existing MOAC titles. The new series will offer topics covering Windows Vista, Microsoft Office Systems 2007, and the Windows Server codenamed "Longhorn." All titles will be marketed globally and available in several languages. With Microsoft's position as the world's leading software company and Wiley's global presence in higher education, the alliance is an ideal strategic fit.

Earlier in the year, Higher Education extended its global alliance with the National Geographic Society to create new products sold exclusively with Wiley textbooks and WileyPLUS.

Europe
------
Fiscal year 2006 was another strong year for Wiley's European-based companies, with revenues for the year advancing 9% over the prior year to $292 million, or 12% excluding foreign currency effects. Virtually all of Wiley Europe's businesses, product lines, and markets contributed to the performance. Strong performance was exhibited in P/T and STM book publishing, as well as journals. Global sales from the Sudoku For Dummies series contributed to the increase in P/T revenue.

Revenue for the fourth quarter was $80 million, an increase over the prior year of 6%, or 11% excluding foreign currency effects. Direct contribution to profit was consistent with revenue growth for the quarter and year, both including and excluding foreign exchange effects.

Best-selling books included products as diverse as the second edition of Encyclopedia of Inorganic Chemistry, edited by R. Bruce King, and the enormously popular Sudoku For Dummies and Kakuro For Dummies. The power of the For Dummies brand was evidenced by the publication of a six-figure print run of a custom mini-book for the World Cup, Winning on Betfair For Dummies. The German For Dummies program published 51 new titles and 49 reprints during fiscal year 2006.

The expansion of Wiley Europe's publishing portfolio has opened up new markets and customer groups. The technology channel saw strong growth throughout the year with a series of agreements with major telecommunications corporations. In February, the Company entered a popular new market with the acquisition of Fernhurst Books, a best-selling list of manuals and guides on sailing, boating, and other nautical sports. The first seven titles of the Securities and Investment Institute series published during fiscal year 2006.

Wiley Europe's new journals, small, an interdisciplinary journal on nanoscience and nanotechnology embracing materials science, physics, chemistry and biosciences and the related engineering areas; ChemMedChem; and the Biotechnology Journal, all performed well. Chemistry-An Asian Journal, an alliance between Wiley-VCH, the German Chemical Society, and a number of the major Asian chemical societies, gained traction during the year as a number of new societies signed on, including The Singapore National Institute of Chemistry and the Chemical Society located in Taipei.

The Cochrane Library, an evidence-based medicine collection available through Wiley InterScience, finished the year strongly reflecting Wiley's ability to increase revenue through the Company's multiple sales channels. To extend Wiley's product offering in evidence-based medicine, Wiley Europe and Duodecim Medical Publications Limited of Helsinki, Finland announced an expanded agreement to grant Wiley the exclusive publishing, sales, and distribution rights of its English language version of Evidence-Based Medicine Guidelines (EBM Guidelines). The guidelines are designed to be read on small screens, and are available via the Internet and through Personal Digital Assistants (PDA) devices.

Asia, Australia, and Canada
---------------------------
Wiley's revenue in Asia, Australia, and Canada advanced 14% over the previous year to $124 million, or 12% excluding foreign currency effects. Higher Education and School publishing in Australia and P/T sales in Asia and Canada drove the improvement over the prior year. Direct contribution to profit for the year increased 8%, or 3% excluding foreign currency effects. Revenue growth was partially offset by product mix in Canada and Asia. Fourth quarter revenue advanced 40% to $30 million, or 41% excluding foreign-currency effects. The timing of School sales in Australia and higher P/T sales in Canada and Asia contributed to the fourth quarter improvement.

Wiley Asia sustained growth across all product lines, particularly in India, Japan and China. Wiley Canada's P/T performance was very strong and its Higher Education program was solid. In Australia, all three businesses delivered strong results.

At the end of the third quarter, Wiley Asia acquired the remaining outstanding shares of Wiley Dreamtech (India) Private LTD. The acquisition is an important step in the Company's plans to grow Wiley's presence in India, extending its sales and marketing reach and building local publishing capabilities in an important and rapidly growing market. Wiley acquired a majority interest in Dreamtech in 2001 as part of its highly successful acquisition of Hungry Minds, Inc.

Wiley Australia was once again named Secondary Publisher of the Year by the Australian Publishers Association and Higher Education Publisher of the Year by the Australian Campus Booksellers Association, for the 9th and 8th times, respectively, during the last decade. Wiley Australia was also awarded, for the fifth year in a row, the 'Employer of Choice for Women' citation by the Federal Government's Equal Opportunity in the Workplace Agency. Wiley is the only publisher to earn this honor during the program's entire five-year history.

Considerable success was achieved in Canada with the sale of WileyPLUS, demonstrating the product's global appeal. The number of titles available with WileyPLUS more than doubled from fiscal year 2005, giving the sales force opportunity to sell it into more course areas. During fiscal year 2006, Wiley Canada added to its indigenous P/T program by becoming a key publisher in the regional real estate markets. Sales throughout the year in real estate investing, home inspection, property management, tax, and other subcategories were very strong, as the Company added a number of titles to its portfolio.

Conference Call Instructions
----------------------------
Wiley will hold a conference call on Thursday, June 15, at 3 p.m. (EDT) to discuss its financial results for the fourth quarter and full year of fiscal year 2006. The call will include a brief management presentation followed by a question and answer session.

To participate in the conference call, please dial the following number approximately ten minutes prior to the scheduled starting time:

                                 (800) 310-1961

Callers outside the U.S. may participate by dialing: (719) 457-2692

A replay of the call will be  available  from Friday,  June 16 through  midnight
(EDT) on Wednesday, June 21 by dialing (888) 203-1112 or (719) 457-0820 and entering Passcode 9145153.

A      live      audio       Webcast      will      be       accessible       at
http://www.wiley.com/go/communications.   A  replay  of  the  Webcast   will  be
accessible for 14 days afterwards.

"Safe Harbor"  Statement under the Private
Securities  Litigation Reform Act of 1995
------------------------------------------
This report contains certain forward-looking statements concerning the Company's operations, performance, and financial condition. Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements. Any such forward-looking statements are based upon a number of assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company, and are subject to change based on many important factors. Such factors include, but are not limited to (i) the level of investment in new technologies and products; (ii) subscriber renewal rates for the Company's journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key online retailers; (vi) the seasonal nature of the Company's educational business and the impact of the used book market; (vii) worldwide economic and political conditions; (viii) the Company's ability to protect its copyrights and other intellectual property worldwide and (ix) other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances.

Founded in 1807, John Wiley & Sons, Inc., provides must-have content and services to customers worldwide. Its core businesses include scientific, technical, and medical journals, encyclopedias, books, and online products and services; professional and consumer books and subscription services; and educational materials for undergraduate and graduate students and lifelong learners. Wiley has publishing, marketing, and distribution centers in the United States, Canada, Europe, Asia, and Australia. The Company is listed on the New York Stock Exchange under the symbols JWa and JWb. Wiley's Internet site can be accessed at http://www.wiley.com.



                             JOHN WILEY & SONS, INC.
                              SUMMARY OF OPERATIONS
                 FOR THE FOURTH QUARTER AND TWELVE MONTHS ENDED
                             APRIL 30, 2006 AND 2005
                    (in thousands, except per share amounts)


                                                                   Fourth Quarter Ended                    Twelve Months Ended
ADJUSTED (A)                                                              April 30,                               April 30,
------------                                                 -----------------------------------  ----------------------------------
                                                                2006       2005        % Change       2006       2005     % Change
                                                             ----------  ---------     ---------  ----------   --------   ----------

Revenue                                                    $   266,564    241,631         10%      1,044,185    974,048       7%


Costs and Expenses
    Cost of Sales                                               87,697     78,877         11%        342,314    325,061       5%
    Operating and Administrative Expenses                      152,408    139,494          9%        535,694    496,726       8%
    Amortization of Intangibles                                  3,508      3,205          9%         13,498     10,880      24%
                                                              --------   --------                 ----------   --------
    Total Costs and Expenses                                   243,613    221,576         10%        891,506    832,667       7%
                                                              --------   --------                 ----------   --------
Operating Income                                                22,951     20,055         14%        152,679    141,381       8%
    Operating Margin                                              8.6%       8.3%                      14.6%      14.5%

Interest Expense and Other, Net                                  1,597        997                      8,835      5,718
                                                              --------   --------                 ----------   --------
Income Before Taxes                                             21,354     19,058         12%        143,844    135,663       6%

Adjusted Provision for Income Taxes (A)                          6,836      6,875         -1%         47,768     44,346       8%
                                                              --------   --------                 ----------   --------
Adjusted Net Income (A)                                    $    14,518     12,183         19%         96,076     91,317       5%
                                                              ========   ========                 ==========   ========

Adjusted Income Per Share (A)
    Diluted                                                $      0.25       0.20         25%           1.61       1.47      10%
    Basic                                                  $      0.25       0.20                       1.65       1.50


Reconciliation of Non-GAAP Adjusted Financial Disclosure
--------------------------------------------------------

Adjusted Net Income                                        $    14,518     12,183                     96,076     91,317
Tax Benefits (A)                                                  -        (7,476)                    14,252     (7,476)
                                                              --------    --------                ----------   --------
    Net Income - as Reported                               $    14,518      4,707        208%        110,328     83,841      32%
                                                              ========    ========                ==========   ========
Adjusted Income Per Share - Diluted                        $      0.25       0.20                       1.61       1.47
Tax Benefits (A)                                                   -        (0.12)                      0.24      (0.12)
    Income Per Share - Diluted as Reported                 $      0.25       0.08        213%           1.85       1.35      37%
                                                              ========    ========                ==========   ========

Average Shares
    Diluted                                                     58,679    60,949                      59,792     62,093
    Basic                                                       57,090    59,443                      58,071     60,721

(A) For the fourth quarter ending April 30, 2005, the adjusted amounts above exclude a $7.5 million, or $0.12 per diluted share, tax accrual recorded on the repatriation of dividends from European subsidiaries in the fourth quarter of fiscal year 2005. On May 10, 2005, the US Internal Revenue Service issued Notice 2005-38. The notice provided for a tax benefit, which was recorded by the Company in the first quarter of fiscal year 2006, that fully offset the tax accrued by the Company on foreign dividends in the fourth quarter of fiscal year 2005. Neither the first quarter fiscal year 2006 tax benefit nor the corresponding fourth quarter fiscal year 2005 tax accrual had a cash impact to the Company.


     For the twelve-month period ending April 30, 2006, the adjusted amounts above also exclude a $6.8 million, or $0.11 per diluted share, tax benefit recorded in the third quarter of fiscal year 2006 related to the settlement of certain matters with tax authorities.


     The Company's management evaluates performance excluding unusual and/or nonrecurring events. The Company believes excluding such events provides a more effective and comparable measure of performance. Since the adjusted amounts are not measures calculated in accordance with GAAP, they should not be considered as a substitute for other GAAP measures, including net income and earnings per share, as reported, as an indicator of operating performance.


                             JOHN WILEY & SONS, INC.
                                 SEGMENT RESULTS
                 FOR THE FOURTH QUARTER AND TWELVE MONTHS ENDED
                             APRIL 30, 2006 AND 2005
                    (in thousands, except per share amounts)


                                                     Fourth Quarter Ended                     Twelve Months Ended
                                                            April 30,                                April 30,
                                           ------------------------------------    -------------------------------------
                                             2006         2005         % Change       2006         2005         % Change
                                           ----------   ----------   ----------    ----------   ----------    ----------
Revenue
----------------------------------------
US Segment
     Professional/Trade                   $ 105,555       93,493           13%       380,191      350,338            9%
     Scientific, Technical and Medical       57,975       54,380            7%       206,008      190,515            8%
     Higher Education                        22,537       19,561           15%       156,235      150,905            4%
                                           ----------   ----------                 ----------   ----------
Total US                                    186,067      167,434           11%       742,434      691,758            7%
European Segment                             79,684       75,165            6%       292,462      268,857            9%
Asia, Australia & Canada Segment             29,859       21,325           40%       123,950      108,649           14%
Intersegment Sales Eliminations             (29,046)     (22,293)          30%      (114,661)     (95,216)          20%
                                           ----------   ----------                 ----------   ----------
Total Revenue                             $ 266,564      241,631           10%     1,044,185      974,048            7%
                                           ==========  ===========                 ==========   ==========

Direct Contribution to Profit
----------------------------------------
US Segment
     Professional/Trade                   $  29,962       29,682            1%       106,971      102,326            5%
     Scientific, Technical and Medical       27,153       26,598            2%        96,009       88,899            8%
     Higher Education                        (3,590)      (5,442)          34%        40,065       38,221            5%
                                           ----------  -----------                 ----------   ----------
Total US                                     53,525       50,838            5%       243,045      229,446            6%
European Segment                             27,017       25,379            6%        93,415       86,226            8%
Asia, Australia & Canada Segment              4,267        3,074           39%        26,747       24,868            8%
                                           ----------  -----------                 ----------   ----------
Total Direct Contribution to Profit          84,809       79,291            7%       363,207      340,540            7%


Shared Services and Administrative Costs
----------------------------------------
     Distribution                           (13,925)     (12,321)          13%       (50,260)     (47,631)           6%
     Information Technology & Development   (17,779)     (17,115)           4%       (62,732)     (55,074)          14%
     Finance                                 (8,921)      (9,635)          -7%       (32,594)     (34,390)          -5%
     Other Administration                   (21,233)     (20,165)           5%       (64,942)     (62,064)           5%
                                           ----------  -----------                 ----------   ----------
Total Shared Services and Admin. Costs      (61,858)     (59,236)           4%      (210,528)    (199,159)           6%

Operating Income                          $  22,951       20,055                     152,679      141,381
                                           ==========  ===========                 ==========   ==========


                             JOHN WILEY & SONS, INC.
                   CONDENSED STATEMENTS OF FINANCIAL POSITION
                                 (in thousands)


                                                                           April 30,       April 30,
                                                                             2006             2005
                                                                         -----------      -----------

Current Assets
     Cash & cash equivalents                                           $     60,757           89,401
     Marketable securities                                                     -              10,000
     Accounts receivable                                                    158,275          137,787
     Inventories                                                             88,578           83,372
     Deferred income tax benefit                                              5,536            5,921
     Other current assets                                                    13,162           12,437
                                                                         -----------      ------------
     Total Current Assets                                                   326,308          338,918
Product Development Assets                                                   65,641           61,511
Property, Equipment and Technology                                          102,123          115,383
Intangible Assets                                                           302,384          291,041
Goodwill                                                                    198,416          195,563
Deferred Income Tax Benefit                                                   3,809            4,285
Other Assets                                                                 27,328           25,868
                                                                         -----------      ------------
     Total Assets                                                         1,026,009        1,032,569
                                                                         ===========      ============

Current Liabilities
     Accounts and royalties payable                                          97,231           70,958
     Deferred subscription revenues                                         143,923          142,766
     Accrued income taxes                                                    24,226           36,376
     Other accrued liabilities                                               96,729           91,211
                                                                         -----------      ------------
     Total Current Liabilities                                              362,109          341,311
Long-Term Debt                                                              160,496          196,214
Accrued Pension Liability                                                    56,068           62,116
Other Long-Term Liabilities                                                  35,627           34,652
Deferred Income Taxes                                                         9,869            1,702
Shareholders' Equity                                                        401,840          396,574
                                                                         -----------      ------------
     Total Liabilities & Shareholders' Equity                          $  1,026,009        1,032,569
                                                                         ===========      ============


                             JOHN WILEY & SONS, INC.
                           STATEMENT OF FREE CASH FLOW
                                 (in thousands)


                                                                                  Twelve Months Ended
                                                                                        April 30
                                                                             ------------------------------
                                                                                2006                 2005
                                                                             ----------          ----------
Operating Activities:
         Net income                                                        $   110,328              83,841
         Amortization of intangibles                                            13,498              10,880
         Amortization of composition costs                                      36,473              36,026
         Depreciation of property, equipment and technology                     32,031              31,447
         Special non-cash tax (benefits)/provisions                            (14,252)              7,476
         Reserves for returns, doubtful accounts, and obsolescence              12,961               1,250
         Deferred income taxes                                                   5,009              17,283
         Pension expense, net of contributions                                   8,429              (3,914)
         Earned royalty advances and other                                      26,545              25,036
         Change in deferred subscription revenue                                   390              14,446
         Net change in operating assets and liabilities                         11,230              19,715
                                                                             ----------          ----------
             Cash Provided by Operating Activities                             242,642             243,486

Investments in organic growth:
         Additions to product development assets                               (70,921)            (64,407)
         Additions to property, equipment and technology                       (21,355)            (26,826)
                                                                             ----------          ----------
             Free Cash Flow                                                    150,366             152,253

Other Investing and Financing Activities:
         Acquisitions, net of cash                                             (31,354)            (22,527)
         Sale (Purchase) of marketable securities                               10,000             (10,000)
         Repayment of  debt under old credit facility                         (336,298)            (50,000)
         Borrowings under new long-term credit facility                        303,754              45,992
         Purchase of treasury shares                                          (108,867)            (94,786)
         Cash dividends                                                        (21,103)            (18,125)
         Proceeds from issuance of stock on option exercises and other           5,173               3,444
                                                                             ----------          ----------
             Cash Used in Investing and Financing Activities                  (178,695)           (146,002)
                                                                             ----------          ----------
Effects of Exchange Rate Changes on Cash                                          (315)              1,123
                                                                             ----------          ----------
Decrease in Cash and Cash Equivalents for Period                           $   (28,644)              7,374
                                                                             ==========          ==========


                                             RECONCILIATION TO GAAP PRESENTATION

Investing Activities:
         Additions to product development assets                           $   (70,921)            (64,407)
         Additions to property, equipment and technology                       (21,355)            (26,826)
         Acquisitions, net of cash                                             (31,354)            (22,527)
         Sale (Purchase)  of marketable securities                              10,000             (10,000)
                                                                             ----------           ---------
             Cash Used for Investing Activities                            $  (113,630)           (123,760)
                                                                             ==========           =========
Financing Activities:
Cash Used in Investing and Financing Activities                            $  (178,695)           (146,002)
Less:
         Acquisitions, net of cash                                             (31,354)            (22,527)
         Sale (Purchase) of marketable securities                               10,000             (10,000)
                                                                             ----------           ---------
             Cash Used in Financing Activities                             $  (157,341)           (113,475)
                                                                             ==========           =========

                                   SIGNATURES
                                   ----------


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized


                                 JOHN WILEY & SONS, INC.
                                 Registrant



                                 By        /s/ William J. Pesce
                                           -------------------------------------
                                           William J. Pesce
                                           President and Chief Executive Officer



                                 By        /s/ Ellis E. Cousens
                                           -------------------------------------
                                           Ellis E. Cousens
                                           Executive Vice President and
                                           Chief Financial & Operations Officer





                                 Dated:    June 15, 2006